                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                             (Amendment No.       )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or 240.14a-12


                       ADVANCED FIBRE COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (6)  Amount Previously Paid:

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     (7)  Form, Schedule or Registration Statement No.:

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     (8)  Filing Party:

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     (9)  Date Filed:

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

[AFC LOGO]

                      ADVANCED FIBRE COMMUNICATIONS, INC.
                              1 WILLOW BROOK COURT
                           PETALUMA, CALIFORNIA 94954

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 6, 1998

To our Stockholders:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of ADVANCED FIBRE COMMUNICATIONS, INC. (the "Company") which will be held at the offices of the Company, 2200 South McDowell Boulevard, Petaluma, California 94954 at 2:00 p.m. on Thursday, August 6, 1998 (the "Annual Meeting") for the following purposes:

     1. To elect two directors to the Board of Directors to serve a three-year term, such directors to constitute Class II of the Company's Board of Directors;

     2. To consider and vote upon a proposal to ratify the selection of KPMG Peat Marwick LLP as independent public accountants for the Company for the fiscal year ending December 31, 1998; and

     3. To act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     These matters are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on June 12, 1998 as the record date for determining those stockholders who will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection ten days prior to the Annual Meeting at the principal offices of the Company, 1 Willow Brook Court, Petaluma, California 94954. The stock transfer books will not be closed between the record date and the date of the Annual Meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted.

     Please read the proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

                                          Sincerely yours,

                                          /s/ CARL J. GRIVNER

                                          Carl J. Grivner
                                          President & Chief Executive Officer

July 1, 1998
Petaluma, California

STOCKHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT CAREFULLY PRIOR TO RETURNING
                                 THEIR PROXIES

                                PROXY STATEMENT

                                      FOR

                      1998 ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                      ADVANCED FIBRE COMMUNICATIONS, INC.
                          TO BE HELD ON AUGUST 6, 1998

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ADVANCED FIBRE COMMUNICATIONS, INC. ("AFC" or the "Company") of proxies to be voted at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") which will be held at the offices of the Company, 2200 South McDowell Boulevard, Petaluma, California 94954 on Thursday, August 6, 1998 at 2:00 p.m., or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 1998 Annual Meeting of Stockholders. This Proxy Statement and the proxy card were first mailed to stockholders on or about July 1, 1998. The Company's 1997 Annual Report is being mailed to stockholders concurrently with this Proxy Statement. The 1997 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

                         VOTING RIGHTS AND SOLICITATION

     The close of business on June 12, 1998 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting. As of that date, AFC had 74,292,588 shares of Common Stock, $.01 par value, issued and outstanding. All of the shares of the Company's Common Stock outstanding on the record date are entitled to vote at the Annual Meeting, and stockholders of record entitled to vote at the Annual Meeting will have one vote for each share of Common Stock so held with regard to each matter to be voted upon. Representation of at least a majority of all outstanding shares of Common Stock of AFC is required to constitute a quorum. Accordingly, it is important that your shares be represented at the Annual Meeting.

     Shares of the Company's Common Stock represented by proxies in the accompanying form which are properly executed and returned to AFC will be voted at the Annual Meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of each of the directors as described herein under "Proposal 1 -- Election of Directors" and FOR ratification of the selection of accountants as described herein under "Proposal 2 -- Ratification of Selection of Independent Public Accountants." Management does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the Annual Meeting, the proxy holders will vote on such matters in accordance with their best judgment. Any stockholder has the right to revoke his or her proxy at any time before it is voted at the Annual Meeting. Election of directors by stockholders shall be determined by a majority of the votes cast by the stockholders entitled to vote at the election present in person or represented by proxy. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     The entire cost of soliciting proxies will be borne by AFC. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers and regular AFC employees for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for a classified Board of Directors composed of seven directors. Accordingly, the terms of the office of the Board of Directors are divided into three classes. Class I will expire at the annual meeting of stockholders to be held in 2000, Class II will expire at the Annual Meeting, and Class III will expire at the annual meeting of stockholders to be held in 1999. At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified, or until their earlier resignation or removal, if any. To the extent there is an increase in the number of directors, additional directorships resulting therefrom will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. There are no family relationships among any of the Company's directors and executive officers. The Board of Directors has adopted a policy pursuant to which directors are generally required to retire from the Board of Directors upon attaining the age of 70.

     The proxy holders named on the proxy card intend to vote all proxies received by them in the accompanying form for the election of the two Class II nominees listed below, unless instructions to the contrary are marked on the proxy. These nominees have been selected by the Board of Directors and are both currently members of the Board. If you do not wish your shares to be voted for particular nominees, please identify the exceptions on the proxy card.

     In the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

CLASS II -- NOMINEES FOR ELECTION:

                NAME                             PRINCIPAL OCCUPATION              DIRECTOR SINCE    AGE
                ----                             --------------------              --------------    ---
Herbert M. Dwight, Jr................  Chairman of the Board, Optical Coating           1998         68
                                       Laboratory, Inc.
Ruann F. Ernst.......................  Chief Executive Officer, Digital Island,         1998         51
                                       Inc.

CLASS III -- DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING OF
             STOCKHOLDERS:

                NAME                             PRINCIPAL OCCUPATION              DIRECTOR SINCE    AGE
                ----                             --------------------              --------------    ---
Donald Green.........................  Chairman of the Board,                           1992         66
                                       Advanced Fibre Communications, Inc.
Dan Rasdal...........................  Director, SymmetriComm, Inc.                     1993         64

CLASS I -- DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING OF
           STOCKHOLDERS:

                NAME                             PRINCIPAL OCCUPATION              DIRECTOR SINCE    AGE
                ----                             --------------------              --------------    ---
Carl J. Grivner......................  President and Chief Executive Officer,           1996         44
                                       Advanced Fibre Communications, Inc.
Clifford H. Higgerson................  General Partner, Communications Ventures         1993         58
Alex Sozonoff........................  Vice President and General Manager,              1997         60
                                       Worldwide Marketing & Operations
                                       Computer Group, Hewlett-Packard Company

     Herbert M. Dwight, Jr. has been a director of the Company since May 1998. Mr. Dwight has been Chairman of the Board of Optical Coating Laboratory, Inc. ("OCLI") since 1991. From 1991 to April 1998, Mr. Dwight was also Chief Executive Officer of OCLI and from 1991 to 1997, he was President of OCLI. Mr. Dwight is also a director of Applied Magnetics, Inc. and Applied Materials, Inc.

     Ruann F. Ernst has been a director of the Company since May 1998. Ms. Ernst has been Chief Executive Officer of Digital Island, Inc. since June 1998. From 1994 to 1998 she was General Manager, Financial Services Business Unit for Hewlett-Packard Company and from 1993 to 1994 she was Worldwide Financial Services Marketing Manager for Hewlett-Packard Company. Ms. Ernst is also a director of Phoenix International Corporation and two private organizations.

     Donald Green was a co-founder of the Company and has been the Company's Chairman of the Board since May 1992. From May 1992 to June 1997 he was also the Company's Chief Executive Officer. Mr. Green founded Optilink Corporation in 1987, where he was President and Chief Executive Officer until its acquisition by DSC Communications Corporation ("DSC") in 1990. From 1990 until the founding of the Company, Mr. Green was Vice President and General Manager of the Access Products division of DSC.

     Carl J. Grivner has been the Company's President since December 1995 and its Chief Executive Officer since June 1997. From July 1995 to June 1997 he was the Company's Chief Operating Officer, and he has been a director since May 1996. Prior to joining the Company, Mr. Grivner was President of Enhanced Business Services of Ameritech, an RBOC, from September 1994 to July 1995. From 1986 to September 1994, Mr. Grivner held various management positions at Ameritech, including President of Ameritech's Advertising Services Unit.

     Clifford H. Higgerson has been a director of the Company since January 1993. Mr. Higgerson has been a general partner of Communications Ventures, a venture capital firm, since 1987 and a general partner of Vanguard Venture Partners, a venture capital firm and a stockholder of the Company, since July 1991. Mr. Higgerson is also a director of Digital Microwave Corporation, Ciena Corporation and nine private companies.

     Dan Rasdal has been a director of the Company since February 1993. Mr. Rasdal has been a director of SymmetriComm, Inc., a telecommunications company, since July 1989. Mr. Rasdal was Chairman of the Board of SymmetriComm, Inc. from July 1989 to June 1998, and the President and Chief Executive Officer from 1985 to June 1998. Mr. Rasdal is also a director of Celeritek, Inc., a semiconductor manufacturer.

     Alex Sozonoff has been a director of the Company since October 1997. Mr. Sozonoff has been Vice President of Hewlett-Packard Company, an electronics equipment and computer company, and General Manager of the Marketing and Operations Group for Hewlett-Packard's Computer Organization since 1997. From 1994 to 1997 he was the Sales and Marketing General Manager for Hewlett-Packard's Computer Organization and was elected Vice President in 1995. In 1994 he was named General Manager of Hewlett-Packard's Computer Products Sales and Distribution Organization in Europe. From 1990 to 1994 he was Hewlett-Packard's European Business Unit Manager for Personal Computers and Personal Peripherals.

                         BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of eight meetings during the fiscal year ended December 31, 1997 (the "1997 fiscal year"). Each director attended at least 85% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he served.

     The Board has several committees including an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee, currently consisting of Mr. Rasdal, Mr. Sozonoff and Mr. Dwight, meets with the Company's financial management and its independent public accountants at various times during each year and reviews internal control conditions, audit plans and results, and financial reporting procedures. This Committee held four meetings during the 1997 fiscal year.

     The Compensation Committee, currently consisting of Mr. Higgerson, Mr. Sozonoff and Ms. Ernst, reviews and approves the Company's compensation arrangements for key employees and administers the Company's 1996 Stock Incentive Plan (the "1996 Plan") and the Company's Employee Stock Purchase Plan. This Committee held five meetings during the 1997 fiscal year.

     The Nominating Committee, currently consisting of Mr. Green, Mr. Rasdal and Ms. Ernst, was established in May 1998. The Nominating Committee's duties include presenting to the Board of Directors suggestions for nominees to the Board. Stockholders who wish to suggest qualified candidates to the Nominating Committee should write to Peter A. Darbee, Secretary of the Company, at 1 Willow Brook Court, Petaluma, California 94954, stating in detail the candidate's qualifications for consideration by the Committee. A stockholder who wishes to nominate a director at a meeting of stockholders must comply with certain procedures set out in the Company's By-laws.

                             DIRECTOR COMPENSATION

     Non-employee Board members do not receive any cash fees for their service on the Board or any Board committee, but they are entitled to reimbursement of all reasonable out-of-pocket expenses incurred in connection with their attendance at Board and Board committee meetings. In addition, non-employee Board members receive stock options pursuant to the Automatic Option Grant Program in effect under the Company's 1996 Plan.

     Under the Automatic Option Grant Program, each individual who first joins the Board after June 30, 1996 as a non-employee Board member will receive a non-qualified stock option grant for 40,000 shares of Common Stock at the time of his or her commencement of board service, provided such individual has not otherwise been in the prior employ of the Company. In addition, at each annual meeting of stockholders, each individual who is to continue to serve as a non-employee Board member will receive a non-qualified stock option grant to purchase 12,000 shares of Common Stock, whether or not such individual has been in the prior employ of the Company and whether or not such individual first joined the Board after June 30, 1996, provided that such individual has served as a non-employee Board member for at least six months. Mr. Higgerson waived his right to receive the options that were to be granted to him at the 1997 Annual Meeting of Stockholders.

     Each automatic grant will have an exercise price equal to the fair market value per share of Common Stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee's cessation of Board service. Each automatic option will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase, at the option exercise price paid per share, should the optionee's service as a non-employee Board member cease prior to vesting in the shares. Each automatic option grant will vest in a series of installments over the optionee's period of Board service as follows: One-third of the option shares upon completion of one year of Board service, and the balance in twenty-four
(24) successive equal monthly installments upon the optionee's completion of each additional month of Board service thereafter. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member.

                                   PROPOSAL 2

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of KPMG Peat Marwick LLP served as independent public accountants for the Company for the fiscal year ended December 31, 1997. The Board of Directors desires the firm to continue in this capacity for the current fiscal year. Accordingly, a resolution will be presented to the Annual Meeting to ratify the selection of KPMG Peat Marwick LLP by the Board of Directors as independent public accountants to audit the accounts and records of the Company for the fiscal year ending December 31, 1998, and to perform other appropriate services. In the event that stockholders fail to ratify the selection of KPMG Peat Marwick LLP, the Board of Directors would reconsider such selection.

     A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representative desires to do so.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of June 1, 1998 by: (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than five percent of the outstanding shares of the Common Stock of the Company; (ii) each director of the Company; (iii) each executive officer of the Company (including the Named Executive Officers); and (iv) all directors and executive officers of the Company as a group.

                                                          SHARES BENEFICIALLY
                                                              OWNED AS OF
                                                            JUNE 1, 1998(1)
                                                        -----------------------
               NAME OF BENEFICIAL OWNER                  NUMBER      PERCENTAGE
               ------------------------                 ---------    ----------
FMR Corporation(2)....................................  8,877,500       12.0%
  82 Devonshire Street
  Boston, MA 02109
Tellabs, Inc.(3)......................................  6,040,234        8.1%
  4951 Indiana Avenue
  Lisle, IL 60532
Donald Green(4).......................................  2,280,646        3.1%
Herbert M. Dwight, Jr.(5).............................      8,556          *
Ruann F. Ernst........................................          0          *
Carl Grivner(6).......................................    331,857          *
Clifford H. Higgerson.................................    333,446          *
Dan Rasdal(7).........................................    130,667          *
Alex Sozonoff.........................................        400          *
Peter A. Darbee(8)....................................    115,551          *
Karen L. Godfrey(9)...................................     86,801          *
James Hoeck(10).......................................  1,893,193        2.5%
Glenn Lillich(11).....................................    308,058          *
Catherine Millet......................................     17,926          *
Gregory Peters(12)....................................     56,858          *
Richard Stanfield(13).................................     86,832          *
Gregory Steele(14)....................................    105,578          *
John Webley(15).......................................  1,118,753        1.5%
Dan E. Steimle(16)....................................    472,108          *
All executive officers and directors as a group (17
  persons)(17)........................................  7,347,230        9.6%

---------------
  *  Less than 1%

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants currently exercisable within 60 days are deemed to be outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Based on a Schedule 13G filed on January 10, 1998 by FMR Corporation.

 (3) Includes 600,000 shares which may be acquired upon exercise of a warrant.

 (4) Includes 609,079 shares issuable upon exercise of options held by Mr. Green, 584,912 of which shares will be vested as of 60 days from June 1, 1998. Also includes 123,130 shares held by the Green Venture Capital L.P. of which Donald Green is the General Partner.

 (5) All shares are held by the Herbert M. Dwight, Jr. and Jane Dwight Trust.

 (6) Includes 286,576 shares issuable upon exercise of options held by Mr. Grivner, 114,976 of which shares will be vested as of 60 days from June 1, 1998.

 (7) Includes 130,667 shares issuable upon exercise of options held by Mr. Rasdal, 113,667 of which shares will be vested as of 60 days from June 1, 1998.

 (8) Includes 110,000 shares issuable upon exercise of options held by Mr. Darbee, all of which will be vested as of 60 days from June 1, 1998.

 (9) Includes 26,024 shares issuable upon exercise of options held by Ms. Godfrey, 8,797 of which shares will be vested as of 60 days from June 1, 1998. Also includes 2,400 shares subject to a right of repurchase by the Company.

(10) Includes 189,678 shares issuable upon exercise of options held by Mr. Hoeck, 180,011 of which shares will be vested as of 60 days from June 1, 1998.

(11) Includes 215,012 shares issuable upon exercise of options held by Mr. Lillich, 169,412 of which shares will be vested as of 60 days from June 1, 1998.

(12) Includes 54,167 shares issuable upon exercise of options held by Mr. Peters, all of which will be vested as of 60 days from June 1, 1998.

(13) Includes 81,059 shares issuable upon exercise of options held by Mr. Stanfield, 20,525 of which shares will be vested as of 60 days from June 1, 1998.

(14) Includes 98,254 shares issuable upon exercise of options held by Mr. Steele, 44,954 of which shares will be vested as of 60 days from June 1, 1998.

(15) Includes 189,678 shares issuable upon exercise of options held by Mr. Webley, 180,011 of which shares will be vested as of 60 days from June 1, 1998. Also includes 120,000 shares held by Mr. Webley's spouse.

(16) Includes 4,709 shares issuable upon exercise of options held by Mr. Steimle, all of which shares will be vested as of 60 days from June 1, 1998.

(17) Includes 2,400 shares subject to a right of repurchase by the Company. Also includes 1,994,903 shares issuable upon exercise of options, 1,586,141 of which shares will be vested as of 60 days from June 1, 1998.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the compensation earned by (i) the Company's former Chief Executive Officer (ii) the Company's Current Chief Executive Officer, and (iii) the other three most highly compensated executive officers of the Company serving as such as of the end of the last fiscal year, and (iv) one former executive officer of the Company (the "Named Executive Officers"), each of whose total salary and bonus for the year ended December 31, 1997 was in excess of $100,000 for services rendered in all capacities to the Company for such fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                    ANNUAL COMPENSATION             COMPENSATION
                                           --------------------------------------   -------------
                                                                                     SECURITIES
                                  FISCAL                           OTHER ANNUAL      UNDERLYING        ALL OTHER
  NAME AND PRINCIPAL POSITION      YEAR    SALARY($)   BONUS($)   COMPENSATION($)    OPTIONS(#)     COMPENSATION($)
  ---------------------------     ------   ---------   --------   ---------------   -------------   ---------------
Donald Green(1).................   1997    $295,769    $225,993      $     --           63,200         $      --
  Chairman of the Board and        1996     275,000     138,903            --          369,804                --
  Former Chief Executive           1995     185,000     115,625            --           50,000                --
  Officer
Carl J. Grivner(2)..............   1997     284,231     208,296        73,583(3)       302,310                --
  President, Chief Executive       1996     235,000     106,349        74,080(3)            --                --
  Officer and Director             1995     102,115      48,894            --          424,000                --
Glenn Lillich...................   1997     177,028     101,116            --           72,450                --
  Vice President,                  1996     170,000      51,868            --               --                --
  Sales and Marketing              1995     160,000      54,400            --           24,000                --
Peter A. Darbee(4)..............   1997     125,000      71,827            --          300,000                --
  Vice President, Chief            1996          --          --            --               --                --
  Financial Officer, Treasurer     1995          --          --            --               --                --
  and Secretary
Karen L. Godfrey................   1997     115,500      63,383            --            8,630                --
  Vice President, Corporate        1996     105,000      25,077            --               --                --
  Controller and Assistant         1995     101,016      28,935            --           20,400                --
  Secretary
Dan E. Steimle(5)...............   1997     148,605      60,460            --           21,300            50,346(6)
  Former Vice President, Chief     1996     170,000      51,868            --               --                --
  Financial Officer, Treasurer     1995     160,000      54,400            --           24,000                --
  and Secretary

---------------
(1) Mr. Green served as Chief Executive Officer until June 1997.

(2) Mr. Grivner joined the Company in July 1995 and became Chief Executive Officer in June 1997.

(3) Represents relocation expenses paid by the Company for 1997: $36,003; and for 1996: $34,377. Also includes forgiveness of principal and interest on a note payable to the Company for 1997: $37,580; and for 1996: $39,703. See "Certain Relationships and Related Transactions."

(4) Mr. Darbee joined the Company on June 30, 1997.

(5) Mr. Steimle resigned as Chief Financial Officer on June 30,1997, and resigned from the Company on September 30, 1997.

(6) Represents payments pursuant to a termination agreement between Mr. Steimle and the Company.

STOCK OPTION GRANTS TO NAMED EXECUTIVE OFFICERS

     The following table sets forth certain information regarding stock option grants made to each of the Named Executive Officers in 1997. No stock appreciation rights were granted to the Named Executive Officers during such year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS(1)
                        ----------------------------------------------------
                                      PERCENT OF
                                         TOTAL                                  POTENTIAL REALIZABLE VALUE AT
                        NUMBER OF       OPTIONS                                 ASSUMED ANNUAL RATES OF STOCK
                        SECURITIES    GRANTED TO     EXERCISE                   PRICE APPRECIATION FOR OPTION
                        UNDERLYING     EMPLOYEES      OR BASE                              TERM(2)
                         OPTIONS       IN FISCAL     PRICE PER    EXPIRATION    -----------------------------
         NAME            GRANTED         YEAR        SHARE(3)        DATE            5%              10%
         ----           ----------    -----------    ---------    ----------    ------------    -------------
Donald Green..........    63,200         1.8%         $26.50       01/17/07      $1,053,273      $ 2,669,200
Carl J. Grivner.......   102,310          2.9          26.50       01/17/07       1,705,068        4,320,978
                         200,000          5.6          33.00       07/24/07       4,150,705       10,518,700
Glenn Lillich.........    22,450          0.6          26.50       01/17/07         374,145          948,157
                          50,000          1.4          35.25       09/19/07       1,108,427        2,808,971
Peter A. Darbee.......   300,000          8.4          22.50       05/19/07       4,245,039       10,757,762
Karen L. Godfrey......     8,630          0.2          26.50       01/17/07         143,825          364,481
Dan E. Steimle........    21,300          0.6          26.50       12/31/97          26,877           53,695

---------------
(1) In general, twenty five percent (25%) of the option shares shown in this table vest upon optionee's completion of one year of service measured from the vesting date, and the balance vests in successive equal monthly installments over the next 36 months of service thereafter. All such option shares will immediately vest in the event the Company is acquired by merger or asset sale, unless the options are assumed by the acquiring entity.

(2) Realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations based upon stock price appreciation at the assumed 5% and 10% compounded annual rates (as applied to the estimated fair market value of the option shares on the date of grant, not the current fair market value of those shares) and are not intended to forecast any actual or potential future appreciation, if any, in the value of the Company's stock price. Actual gains, if any, on stock option exercises will be dependent upon the future performance of the Common Stock as well as the option holder's continued employment through the vesting period. The potential realizable value calculation assumes that the option holder waits until the end of the option term to exercise the option.

(3) The exercise price for the shares of Common Stock subject to option grants made under the 1996 Plan may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. The option may also be exercised through a same-day sale program without any cash outlay by the optionee. In addition, the Plan Administrator may provide financial assistance to one or more optionees in the exercise of their outstanding options by allowing such individuals to deliver a full-recourse, interest-bearing promissory note in payment of the exercise price and any associated withholding taxes incurred in connection with such exercise.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information with respect to the Named Executive Officers concerning their option exercises during 1997 and their option holdings as of December 27, 1997. None of the Named Executive Officers held any stock appreciation rights at the end of that fiscal year.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                           NUMBER OF SECURITIES
                                                                UNDERLYING               VALUE OF UNEXERCISED
                               SHARES                    UNEXERCISED OPTIONS AS OF    IN-THE-MONEY OPTIONS AS OF
                              ACQUIRED                    DECEMBER 27, 1997(2)(3)        DECEMBER 27, 1997(4)
                                 ON          VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE    REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              ---------   -----------   -----------   -------------   -----------   -------------
Donald Green................     --           --          459,237        183,767      $9,239,205     $2,760,169
Carl J. Grivner.............    66,000    $2,207,367       88,410        478,568       1,061,299      5,396,025
Glenn Lillich...............   202,000     5,901,305      226,835        139,615       5,381,925      1,855,950
Peter A. Darbee.............     --           --           60,000        240,000         135,000        540,000
Karen L. Godfrey............    90,000     2,340,556       23,082         45,948         515,215        963,235
Dan E. Steimle..............   104,000     1,957,517        3,766          4,709               0              0

---------------
(1) Based upon the difference between the exercise price and the fair market value of the Company's Common Stock on the date of exercise.

(2) Certain of these options were granted under the 1996 Plan. In general, twenty five percent (25%) of such option shares vest upon optionee's completion of one year of service measured from the vesting date, and the balance vests in successive equal monthly installments over the next 36 months of service thereafter. All such option shares will immediately vest in the event the Company is acquired by merger or asset sale, unless the options are assumed by the acquiring entity. Accordingly, the table reflects such vested option shares in the "exercisable" column as follows: Mr.
    Green -- 15,217; Mr. Grivner -- 44,809; Mr. Lillich -- 8,569; Mr.
    Darbee -- 60,000; Ms. Godfrey -- 2,122; and Mr. Steimle -- 3,766. In addition, the table reflects such unvested option shares in the "unexercisable" column as follows: Mr. Green -- 47,983; Mr.
    Grivner -- 257,501; Mr. Lillich -- 63,881; Mr. Darbee -- 240,000; Ms.
    Godfrey -- 6,508; and Mr. Steimle -- 4,709.

(3) Certain of these options were granted under the predecessor equity incentive plan to the 1996 Plan (the "Predecessor Plan"). The terms of these options provide that each option is immediately exercisable for all the option shares, but any shares purchased under the options are subject to repurchase by the Company, at the exercise price paid per share, in the event the optionee terminates employment prior to vesting in those shares. Twenty percent (20%) of such option shares vest upon optionee's completion of one year of service measured from the vesting date, and the balance vests in successive equal monthly installments over the next 48 months of service thereafter (other than Mr. Green's options granted under the Predecessor Plan which vest in successive equal monthly installments over 24 months measured from the date of grant). All such options will immediately vest in the event the Company is acquired by merger or asset sale, unless the options are assumed by the acquiring entity. Accordingly, the table reflects such vested option shares for which the rights of repurchase have lapsed in the "exercisable" column as follows: Mr. Green -- 444,020; Mr.
    Grivner -- 43,601; Mr. Lillich -- 218,266; Mr. Darbee -- 0; Ms.
    Godfrey -- 20,960; and Mr. Steimle -- 0. In addition, the table reflects such unvested option shares for which the right of repurchase has not lapsed in the "unexercisable" column as follows: Mr. Green -- 135,784; Mr.
    Grivner -- 221,067; Mr. Lillich -- 75,734; Mr. Darbee -- 0; Ms.
    Godfrey -- 39,440; and Mr. Steimle -- 0.

(4) Based on the last reported sale price of the Company's Common Stock on December 26, 1997 ($24.75 per share) less the exercise price payable for such shares.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

     The Compensation Committee as Plan Administrator of the 1996 Plan has the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers or any unvested shares actually held by those individuals under the 1996 Plan or the Predecessor Plan, in the event the Company is acquired by merger or asset sale or there is a hostile change in control effected by a successful tender or exchange offer for more than 50% of the Company's outstanding voting securities or a change in the majority of the Board as a result of one or more contested elections for board membership. Alternatively, the Compensation Committee may condition such accelerated vesting upon the individual's termination of service within a designated period following the acquisition or hostile change in control.

     Dan E. Steimle, the Company's former Vice President, Chief Financial Officer, Treasurer and Secretary resigned from the Company effective September 30, 1997. In connection with his resignation, Mr. Steimle and the Company entered into a Termination Agreement and General Release, pursuant to which the Company agreed to pay Mr. Steimle (i) bi-weekly payments of $7,192.30 through July 20, 1998 for an aggregate total of $155,353.68, less applicable taxes and withholding and (ii) the pro-rata portion of his year-end bonus, as determined by the Board of Directors, based upon services rendered from January 1, 1997 through July 20, 1997.

     The Company and Mr. Steimle also entered into a Consulting Agreement pursuant to which (i) Mr. Steimle agreed to assist with the orderly transition of his responsibilities to the Company's new Vice President and Chief Financial Officer for the period commencing October 1, 1997 through July 20, 1998 and (ii) the Company agreed to continue to vest a total of 4,709 non-qualified stock options through July 20, 1998 and permit Mr. Steimle to exercise such vested stock options during the period beginning on July 20, 1998 through October 17, 1998. In the event Mr. Steimle breaches any terms of the Termination Agreement and General Release or Consulting Agreement, the bi-weekly payments will cease and the additional vesting of Mr. Steimle's options will be cancelled.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In October 1995, the Company loaned to Carl Grivner, then the President and Chief Operating Officer of the Company, the sum of $100,000 to assist him in relocating to Northern California. Such loan bears interest at the rate of 6.37% per annum, with accrued interest due and payable annually on July 19 of each year, and the principal of such loan due and payable in three equal installments on July 19 of 1996, 1997 and 1998. In August 1996, the Company forgave one-third of the principal balance and interest accrued through July 19, 1996. In August 1997, the Company forgave one-third of the principal balance and interest accrued through July 19, 1997. As of December 27, 1997, one-third of the principal balance of this loan remained outstanding.

     In June, 1997, the Company issued 4,968 shares of restricted Common Stock to Peter Darbee, the Company's Vice President, Chief Financial Officer, Treasurer and Secretary and 2,484 shares of restricted Common Stock to Gregory Peters, the Company's Vice President, International Operations. The shares were issued at $30.1875 per share in connection with their commencement of employment. Mr. Darbee issued a note payable to the Company in the amount of $149,972 and Mr. Peters issued a note payable to the Company in the amount of $74,896 as consideration for the shares. The notes are secured by shares of Common Stock owned by Mr. Darbee and Mr. Peters. Such notes bear interest at the rate of 6.8% per annum with the entire principal balance of each note, together with all accrued or unpaid interest, due and payable on July 1, 2002.

     In December, 1997, the Company issued 2,926 shares and 15,000 shares, of restricted Common Stock at $25.625 per share to Catherine Millet, the Company's Vice President, Development Engineering in connection with Ms. Millet's commencement of employment. Ms. Millet issued a note payable to the Company in the amount of $74,978.75 and $384,375, respectively, as consideration for the shares. The notes are secured by shares of Common Stock owned by Ms. Millet. Such notes bear interest at the rate of 5.93% and 5.6%, respectively, per annum with the entire balance of the notes together with all accrued or unpaid interest due and payable on December 23, 2002 and December 23, 2000, respectively.

     The Company and Tellabs Operations, Inc. ("Tellabs Operations"), a subsidiary of Tellabs, Inc., a stockholder of the Company, entered into a License and Marketing Agreement and an OEM Agreement on December 23, 1996. Under the License and Marketing Agreement, the Company granted to Tellabs Operations a license to use the UMC technology in the development, manufacture, and distribution of coaxial systems for specified markets. In return, the Company will receive royalties from the sale of these systems. Under the OEM Agreement, the Company agreed to manufacture the UMC products for Tellabs Operations. The License and Marketing Agreement was terminated on February 20, 1998 and replaced by a Letter of Agreement.

     The Company has granted options to certain of its directors and executive officers. See "Executive Compensation" and "Security Ownership of Certain Beneficial Owners and Management."

     The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company intends that all future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is composed of three outside directors within the meaning of Section 162(m) of the Internal Revenue Code, and develops and oversees the Company's executive compensation strategy. The Company's executive compensation strategy is designed to facilitate recruiting and retaining highly qualified executives, supporting achievement of the Company's business objectives and enhancing stockholder value. The Committee reviews on an ongoing basis all aspects of executive compensation. In addition, the Committee recommends for consideration and approval by all of the outside directors the compensation for the Chairman of the Board.

     The Committee's executive compensation philosophy is designed to address the needs of the Company, its executives and its stockholders. The executive compensation program is structured to:

     - Reinforce the importance of management's focus on enhancing stockholder value.

     - Ensure alignment of management's compensation with the annual and long-term performance of the Company.

     - Reward exceptional performance by means of competitive compensation opportunities.

     - Enable the Company to attract and retain a highly qualified management team.

     The three key elements of the Company's compensation program are base salary, a management incentive bonus plan and long term incentives, which consist primarily of stock options.

BASE SALARY

     The Committee annually reviews each executive's base salary. The expected level of pay for each position is established at between the 50th and 75th percentile of comparable positions of similar companies as determined by external industry surveys of compensation of executives in similar positions. In making comparisons with the compensation of executives of similar companies, the Committee considers national salary survey data for companies comparable to the Company with respect to size and gross revenues. The Committee believes that the Company competes with these organizations for executive talent.

     In determining salary adjustments, the Committee considers the Company's growth in earnings and revenues and the executive's performance level, as well as other factors relating to the executive's specific responsibilities. Additional factors considered include the executive's length of time in the position, experience, skills, potential for advancement, responsibility and current salary in relation to the expected level of pay for the position. The Committee does not apply a specific formula or weight to the factors considered. For

1997 the Committee exercised its discretionary judgment based upon the criteria listed above and the recommendations of the Chief Executive Officer to determine the appropriate salary adjustments.

ANNUAL INCENTIVE COMPENSATION

     All executives at the Director level and above participate in the AFC Management Incentive Plan ("MIP"). At the beginning of each year, the Committee establishes performance goals for the Company for that year. These goals are tied to the Company's annual operating plan and include revenues, gross margins, and operating profit. The MIP provides for payment of a designated amount based upon achievement of specific financial objectives. Performance is measured as a percent of attainment against these objectives.

     Additionally, at the beginning of each year the Committee establishes incentive award guidelines for the four levels of participants in the MIP. The percentage of total annual pay attributable to incentive compensation increases proportionately with the executive's level of management responsibility.

     MIP bonuses are paid quarterly up to 125% of targeted goals. In the event performance exceeds 125% of targeted goals for the year, the additional bonus amount in excess of the 125% is paid out annually.

LONG-TERM INCENTIVE COMPENSATION

     Long-term incentives are linked to the growth in the value of the Company's Common Stock and consist primarily of stock options. All stock options have been granted with an exercise price equal to the fair market value of the stock at the time of grant, and, therefore provide no compensation to the executive unless the value of the stock increases. The Committee encourages executives to maintain a long-term ownership position in the Company's Common Stock. The Committee believes that through the use of stock options the interests of the Company's executives are directly related to enhancing stockholder value.

     Each year, the Committee establishes guidelines and incentive option amounts based on position level, base salary and current competitive practice as indicated by industry compensation surveys of comparable companies. Individual departments then make their recommendations to the Chief Executive Officer based on each individual's past and expected contributions to the achievement of the Company's long-term performance goals. The Chief Executive Officer adjusts and/or approves the recommendations that are forwarded to the Committee. The Committee approves incentive option awards to executives based on its discretionary judgment taking into consideration the above mentioned criteria and recommendations. To ensure that these option grants are linked to performance, the Committee does not consider prior stock option grants when making these awards.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Donald Green was the Chief Executive Officer and Chairman of the Board of Directors of the Company until August 1, 1997 when he relinquished his role as Chief Executive Officer. Mr. Green, one of the original founders of the Company, retained his role as Chairman of the Board of Directors.

     Carl Grivner, the existing President and Chief Operating Officer, assumed the role of Chief Executive Officer on August 1, 1997. Mr. Grivner retained his position as President of the Company. In connection with Mr. Grivner's promotion to Chief Executive Officer, he received a non-qualified stock option grant of 200,000 shares, which vests in successive monthly installments over 48 months of service, measured from the date of grant.

     In determining Messrs. Green and Grivner's base salary, incentive compensation and long-term incentive compensation for 1997, the Committee considered both the Company's performance and their individual performance by the same measures described above for determining executive compensation.

DEDUCTION LIMIT FOR EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation paid to the Chief Executive Officer and the four other most highly compensated officers of a public company to $1 million per officer in any year, but contains an exception for performance-based compensation that satisfies certain conditions.

     The Company's 1996 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 1996 Stock Incentive Plan will qualify as performance-based compensation which will not be subject to the $1 million limitation.

     While it is unlikely that other compensation payable to any executive officer would exceed the deduction limit in the near future, the Committee has not yet considered whether it will seek to qualify compensation other than options for the performance-based exception or will prohibit the payment of compensation that would exceed the deduction limit. However, in approving the amount and form of compensation for executive officers, the Committee will continue to consider all elements of cost to the Company of providing that compensation.

July 1, 1998

           COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS

                             Clifford H. Higgerson
                                 Alex Sozonoff
                                 Ruann F. Ernst

                               PERFORMANCE GRAPH

     The following performance graph compares the cumulative total return on the Company's Common Stock with a comparable return of the S&P 500 Index (the "S&P 500") and the S&P High Technology Composite Index (the "Peer Group").

     The graph assumes that $100 was invested at the time of the Company's initial public offering on October 1, 1996 in each of the Company's Common Stock, the S&P 500 and the Peer Group, and that dividends in the S&P 500 and Peer Group were reinvested.

               COMPARISON OF ADVANCED FIBRE COMMUNICATIONS, INC.,
                    THE S&P 500 AND THE COMPANY'S PEER GROUP

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)                AFC               S&P 500           PEER GROUP
10/1/96                                    100                 100                 100
10/31/96                                   128                 102                 100
11/29/96                                   110                 109                 114
12/27/96                                   120                 109                 114
1/31/97                                    108                 113                 120
2/28/97                                     73                 114                 111
3/31/97                                     72                 108                 108
4/30/97                                     89                 115                 119
5/30/97                                    123                 123                 125
6/30/97                                    135                 128                 134
7/31/97                                    156                 138                 156
8/29/97                                    139                 130                 151
9/30/97                                    183                 130                 157
10/31/97                                   130                 140                 140
11/26/97                                   119                 138                 145
12/31/97                                   131                 141                 138

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely upon review of the copies of Section 16(a) reports received by the Company and written representations that no other reports were required, the Company believes that there was compliance for the 1997 fiscal year with all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent stockholders except that (i) Mr. Grivner inadvertently filed one Form 4 late reporting one transaction; (ii) Mr. Green inadvertently filed one Form 4 late reporting seven transactions and (iii) B.J. Cassin, a former Director of the Company, inadvertently filed one Form 4 late reporting eight transactions.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be considered at the 1999 Annual Meeting of Stockholders must be received by the Company no later than December 4, 1998. The proposal must be mailed to the Company's principal executive offices, 1 Willow Brook Court, Petaluma, CA 94954. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                 OTHER MATTERS

     Management does not know of any matters to be presented at the Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement.

     It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                          By Order of the Board of Directors,

                                          /s/ CARL J. GRIVNER

                                          Carl J. Grivner
                                          President & Chief Executive Officer

July 1, 1998
Petaluma, California

                        [ADVANCED FIBRE COMMUNICATIONS]

                                  DETACH HERE

                                     PROXY

                      ADVANCED FIBRE COMMUNICATIONS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Advanced Fibre Communications, Inc. (the "Corporation") hereby appoints Carl Grivner and Karen L. Godfrey, and each or either of them, with full power of substitution in each of them, as proxies of the undersigned, and hereby authorizes them to represent and to cast all votes as designated below, which the undersigned stockholder is entitled to cast at the Annual Meeting of Stockholders to be held at 2:00 p.m. on August 6, 1998, at the offices of the Corporation, 2200 South McDowell Blvd., Petaluma, California 94954, and at any adjournments thereof, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

     THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE CORPORATION FOR THE YEAR ENDING DECEMBER 31, 1998 AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE CORPORATION EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON. THE UNDERSIGNED STOCKHOLDER HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

           (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

                                                             THIS IS YOUR PROXY.

                                                         YOUR VOTE IS IMPORTANT.

Dear Stockholder:

The officers and directors of Advanced Fibre Communications, Inc. ("AFC") cordially invite you to attend the Annual Meeting of Stockholders to be held on August 6, 1998 at 2:00 p.m. at the offices of AFC, 2200 South McDowell Blvd., Petaluma, California.

Please review the important information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

/s/ Carl J. Grivner

Carl J. Grivner
President and
Chief Executive Officer

                                  DETACH HERE

[X] Please mark
    votes as in
    this example.


   1. Election of Directors
      NOMINEES: Herbert M. Dwight, Jr. and Ruann F. Ernst

         FOR [ ]    WITHHELD [ ]

   [ ]
      ---------------------------------------
      For both nominees except as noted above

   2. Ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Corporation.

         FOR [ ]    AGAINST [ ]     ABSTAIN [ ]

   3. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting.

   MARK HERE IF YOU PLAN TO ATTEND THE MEETING      [ ]

   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [ ]

   Please sign exactly as your name appears hereon, Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer. If signing for a partnership, please sign in Partnership name by an authorized person.

   Signature:                                Date:
             -------------------------------      --------------

   Signature:                                Date:
             -------------------------------      --------------